EXHIBIT 10.2

CONTRACT	Scott Petroleum Corporation	Biosource America, Inc.
	Owner	Design/Builder
CHANGE	102 Main Street	600 Dewey Boulevard
	Address	Address
ORDER	Ima Bena, MS 38941	Butte, MT 59701

CONTRACT CHANGE ORDER NO.	Two	CONTRACT CHANGE ORDER DATE	6/21/2007

In accordance with Articles 9, 10 and 11 of the Standard General Conditions of the Contract between Owner and Design/Builder, Owner and Design Builder have agreed to amending the Agreement dated March 31, 2006 as follows:

Consider this Change Order as Authority to perform the following:

1.  Heat Trace Process Tank Farm Lines within boundary limits of Process Tank Farm (PTF) only.
2.  Design of Concrete Pad and Placement of Four Pump Pedestals in Terminal Tank Farm (TTF).
3.  Design, Fabricate, and Install piping for Feedstock Tank Recirculation and Feedstock Tank and Methanol Tank Suction Lines in TTF.
4.  Modifications to Process Tank Farm:
     a.  Nozzle Relocations
     b.  Modifications to Spool Pieces
     c.  Repairs to Tank T-404

Exclusion #1:  This change order does not hurt tracing and insulation for any piping beyond the PTF Boundary Limit.

The Contract Time with respect to the forecasted Substantial Completion Date is based upon Owner completing all required Terminal Tank Farm Construction such that feedstock, methanol, and acid deliveries and first fills are completed by July 20th, 2007.

The SubContract Price as stated in Article 4.01 of the Agreement shall be adjusted as follows:

Owner agrees to pay Design/Builder 50% of Change Order Two ($185,953.03) and Design/Builder agrees to absorb 50% of Change Order One ($185,953.03) upon execution of Change Order Two.  Neither of these costs will be applied to the Tolling Fee per the Tolling and Offtake Agreement.

Contract Price	$14,123,458.14
Amount of Contract Price Adjusted This Change Order	$371,906.06
Revised Contract Price	$14,495,364.20

The Contract Time as stated in Article 3.02 of the Agreement shall be adjusted as follows:

Contract Substantial Completion Date	30-Sept-07
Amount of Contract Time Adjusted This Change Order	0 days
Revised Contract Substantial Completion Date	30-Sep-07

Submitted for Approval By:	Approved and Accepted By:
Scott Petroleum Corporation	Biosource America, Inc.
Owner	Design/Builder
/s/	/s/ Dick Talley
Project Manager	Project Manager
7/2/07	6/21/07
Date	Date